                                 Enerval, L.L.C.

                                      17.1

                      Certificate of Formation of Atlantic
                              CNRG Services L.L.C.
                              Filed March 17, 1995

                            CERTIFICATE OF FORMATION
                                       OF
                          ATLANTIC CNRG SERVICES, LLC.

         The undersigned, being duly authorized to execute this Certificate of Formation, hereby execute this Certificate of Formation in order to form a limited liability company pursuant to the laws of the State of Delaware.

         1. NAME. The name of this limited liability company shall be Atlantic CNRG Services LLC

         2. REGISTERED OFFICE AND AGENT. The registered office and registered agent of this limited liability company is:

                            The Corporation Trust Company
                            1209 Orange Street
                            Wilmington, DE 19801
                            New Castle County

         3. LATEST DATE OF DISSOLUTION. This limited liability company shall dissolve not later than the date which is seven years after the date this Certificate is filed with the Delaware Secretary of State.

                                            ATLANTIC ENERGY ENTERPRISES, INC.,
                                            A NEW JERSEY CORPORATION

Date Signed:    3/27/95                     By_________________________________
                                            Its _____________________________

                                            CENERGY, INC.
                                            A MINNESOTA CORPORATION

Date Signed: March 23, 1995                 By_________________________________
                                            Its______________________________